Exhibit 10.9

AMENDMENT NO. 1 TO THE AGREEMENT

THIS AMENDMENT NO. 1 TO THE AGREEMENT, dated as of March 21, 2011, is made by and between Solar Energy Initiatives, Inc., a Delaware corporation (“Company”), and Michael Dodak, Chief Financial Officer and Director of the Company (“Employee”) for the purpose of amending that certain Agreement dated March 16, 2011 (the “Agreement”).

WHEREAS, the Agreement incorrectly stated that the Company owes Employee wages in arrears for a total of One Hundred Thousand Three Hundred Thirty Three Dollars ($108,333) (the “Wages”); and

WHEREAS, the correct amount of Wages owed to Employee is Forty Five Thousand Eight Hundred Thirty Three and Forty Cents ($45,833.40) (the “Correct Wages”)

WHEREAS, the Company and the Employee wish to convert the Correct Wages into 9,166,680 shares of common stock (the “Shares”) of the Company;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge the parties agree as follows:

1.             Section 1 of the Agreement shall be amended and restated as follows:

Conversion; Bonus.  The Company and Employee hereby agree that the Conversion Wages shall convert into the Shares.  For providing certain services associated with the restructuring of the Company during 2011, the Employee shall be issued 12,499,920 shares of common stock (the “Bonus Shares”)

2.             Section 2 of the Agreement shall be amended and restated as follows:

Closing. The Company and Employee acknowledge that 12,400,000 of the Shares and the Bonus Shares shall be delivered upon execution of this Agreement.  The remaining 9,266,600 Bonus Shares shall be delivered upon the Company filing a Certificate of Amendment to the Certificate of Incorporation increasing the authorized shares of common stock.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereonto duly authorized as of the day and year first above written.

SOLAR ENERGY INITIATIVES, INC.

By:	/s/ David Fann
Name: David Fann
Title: CEO

EMPLOYEE:

By:	/s/ Michael Dodak
Name: Michael Dodak